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                                                                    EXHIBIT 10.7


                                PROMISSORY NOTE

$___________                                                  September 30, 1996

                                                                   Wooster, Ohio

         FOR VALUE RECEIVED, the undersigned, Exsorbet Industries, Inc., an Idaho corporation, promises to pay to the order of ________________, the sum of ___________________________ with interest thereon at the rate of eight percent (8.0%) per annum due and payable as follows:

         First payment of principal and interest in the amount of __________________________________________ due on the 1st day of December,
1996, and quarterly payments to continue thereafter due on the first day of the months of March, June, September, and December of each year until all principal and interest are paid in full.

         Both principal and interest under this note shall be payable at 2958 TWP Road #709, Londonville, OH 44842 or such other place as the holder may designate in writing.

         In the event of default continuing for a period of ninety (90) days in the payment of any installment following notice by certified mail to the makers of this note at their last known address, the holder of this indebtedness shall have the option to declare the entire indebtedness to be immediately due and payable and the same shall thereafter bear interest at the rate of ten percent (10%) per annum until paid. Notice of the exercising of said option is hereby waived and no delay in the exercise of it shall be construed as a waiver of such right; and said option may be exercised at any subsequent time during default.

         The maker hereof agrees to indemnify the holder of this note for all reasonable attorney's fees which are incurred for services actually rendered in the collection of this note, provided that such fee shall not exceed ten percent (10%) of the amount of principal plus accrued interest due.

         The entire outstanding principal may be prepaid at any time, without penalty.




                                                   EXSORBET INDUSTRIES, INC.,
                                                   an Idaho corporation


                                                   By: /s/ James Connors
                                                         Authorized Officer